Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, August 8, 2024 Christopher R. Byrnes (315) 743-8376 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES SECOND QUARTER 2024 RESULTS

•Annual Recurring Revenue (ARR)(1) grew to $192.2 million - total growth of 56.9% inclusive of organic growth of 23.9% from $122.5 million reported in Q2 '23

•Quarterly subscription service revenues increased 47.7% year-over-year from Q2 '23

•PAR completed the sale of PAR Government Systems Corporation for $95.0 million and, after period end, completed the sale of Rome Research Corporation for $7.0 million

•After period end, PAR completed the acquisition of TASK Group Holdings Limited (“TASK”), an Australia-based global foodservice transaction platform

New Hartford, NY - August 8, 2024 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the second quarter ended June 30, 2024.

“We delivered a strong second quarter, aided by durable demand for our foodservice technology software. Our organic ARR grew by 24% and total ARR grew by 57% in the quarter from Q2 ‘23. Our business continues to scale and we are tracking to hit our goal to be adjusted EBITDA positive next quarter” commented Savneet Singh, PAR Technology CEO. “2024 is an important year for PAR and an inflection point for our Company. By acquiring Stuzo, and TASK, we have enhanced our position as a leading provider of cloud-based technology solutions to enterprise foodservice organizations across the globe. Our “better together” platform strategy will enable PAR to take advantage of the long-term trends driving our business, creating new business opportunities and improved financial performance.”

Q2 2024 Financial Highlights
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q2 2024	Q2 2023	vs. Q2 2023	Q2 2024	Q2 2023	vs. Q2 2023
Revenue	$78.2	$69.5	better 12.4%
Net Loss from Continuing Operations/Adjusted EBITDA	$(23.6)	$(21.8)	worse $1.7 million	$(4.3)	$(12.3)	better $7.9 million
Diluted Net Loss Per Share from Continuing Operations	$(0.69)	$(0.80)	better $0.11	$(0.23)	$(0.60)	better $0.37
Subscription Service Gross Margin Percentage	53.1%	43.3%	better 9.8%	66.4%	60.9%	better 5.5%

Year-to-Date 2024 Financial Highlights
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q2 2024	Q2 2023	vs. Q2 2023	Q2 2024	Q2 2023	vs. Q2 2023
Revenue	$148.2	$138.1	better 7.3%
Net Loss from Continuing Operations/Adjusted EBITDA	$(44.0)	$(40.9)	worse $3.1 million	$(14.5)	$(24.5)	better $9.9 million
Diluted Net Loss Per Share from Continuing Operations	$(1.33)	$(1.49)	better $0.16	$(0.66)	$(1.18)	better $0.52
Subscription Service Gross Margin Percentage	52.4%	46.6%	better 5.8%	66.1%	65.6%	better 0.5%

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” for reconciliations and descriptions of non-GAAP financial measures to corresponding GAAP financial measures.

The Company's key performance indicators ARR and Active Sites(1) are presented as two subscription service product lines: Engagement Cloud (Punchh, PAR Retail (formerly Stuzo product offerings), and MENU) and Operator Cloud (Brink POS, PAR Payment Services, PAR Pay, and Data Central).

Highlights of Engagement Cloud - Second Quarter 2024(1):
•ARR at end of Q2 '24 totaled $107.9 million
•Active Sites as of June 30, 2024 totaled 94.6 thousand restaurants

Highlights of Operator Cloud - Second Quarter 2024(1):

•ARR at end of Q2 '24 totaled $84.2 million
•Active Sites as of June 30, 2024 totaled 27.7 thousand restaurants

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Earnings Conference Call.

There will be a conference call at 9:00 a.m. (Eastern) on August 8, 2024, during which management will discuss the Company's financial results for the second quarter ended June 30, 2024. The earnings conference call will be webcast live. To access the webcast, please visit the PAR Technology Investor Relations website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE Symbol: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise foodservice organizations rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 70,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, customer loyalty and engagement, payments, omnichannel digital ordering and delivery, and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram. The Company's Environmental, Social, and Governance report can be found at https://www.partech.com/company/ESG.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release because we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of June 30, 2024.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions and related software support, managed platform development services, and transaction-based payment processing services. We generally calculate ARR by annualizing the monthly subscription service revenue for all Active Sites as of the last day of each month for the respective reporting period.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

Trademarks.

“PAR®,” “Brink POS®,” “Punchh®,” “MENUTM,” “Data Central®,” "Open Commerce®,” "PAR® Pay”, “PAR® Payment Services”, "StuzoTM," "PAR RetailTM," and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “believe,” “could”, “may,” "opportunities," “will,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions and are inherently uncertain. Actual results and outcomes could differ materially from those expressed in or implied by forward-looking statements contained in this press release about our business, financial condition, and results of operations. Factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include, among others, our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; unfavorable macroeconomic conditions, such as recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; business uncertainties relating to acquisitions, divestitures, and capital markets transactions, including the timing of such transactions, PAR’s ability to recognize future annual recurring revenues, adjusted EBITDA, cash flow, margins and achieve other synergies, and the anticipated costs, timing and complexity of integration, including the acquisitions of Stuzo Holdings, LLC and TASK Group Holdings Limited; our ability to retain and add integration partners, and our success in acquiring and developing relevant technology for current, new, and potential customers for our service and product offerings; geopolitical events, including the effects of the Russia-Ukraine war, tensions with China and between China and Taiwan, the Israel-Hamas conflict, other hostilities in the Middle East and political and regulatory uncertainty relating to the 2024 presidential election in the United States; component shortages, inventory management, and/or manufacturing disruptions and logistics challenges; risks associated with our international operations; our ability to generate sufficient cash flow or access additional financing sources as needed to repay our outstanding debts, including amounts owed under outstanding convertible notes and our credit facility; changes in estimates and assumptions we make in connection with the preparation of our financial statements, in building our business and operational plans, and in executing our strategies; and the other factors, risks, trends and uncertainties discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on the information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$114,928	$37,183
Cash held on behalf of customers	12,804	10,170
Short-term investments	27,527	37,194
Accounts receivable – net	50,203	42,679
Inventories	25,526	23,560
Other current assets	9,427	8,123
Current assets of discontinued operations	6,382	21,690
Total current assets	246,797	180,599
Property, plant and equipment – net	14,452	15,524
Goodwill	623,875	488,918
Intangible assets – net	148,292	93,969
Lease right-of-use assets	4,740	3,169
Other assets	17,689	17,642
Noncurrent assets of discontinued operations	839	2,785
Total Assets	$1,056,684	$802,606
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$30,682	$25,599
Accrued salaries and benefits	13,954	14,128
Accrued expenses	4,047	3,533
Customers payable	12,804	10,170
Lease liabilities – current portion	1,288	1,120
Customer deposits and deferred service revenue	14,294	9,304
Current liabilities of discontinued operations	2,033	16,378
Total current liabilities	79,102	80,232
Lease liabilities – net of current portion	3,540	2,145
Long-term debt	378,672	377,647
Deferred service revenue – noncurrent	2,876	4,204
Other long-term liabilities	4,173	3,603
Noncurrent liabilities of discontinued operations	—	1,710
Total liabilities	468,363	469,541
Shareholders’ equity:
Preferred stock, $0.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 116,000,000 shares authorized, 35,574,128 and 29,386,234 shares issued, 34,104,235 and 28,029,915 outstanding at June 30, 2024 and December 31, 2023, respectively	705	584
Additional paid in capital	852,406	625,154
Accumulated deficit	(239,054)	(274,956)
Accumulated other comprehensive loss	(3,908)	(939)
Treasury stock, at cost, 1,469,893 shares and 1,356,319 shares at June 30, 2024 and December 31, 2023, respectively	(21,828)	(16,778)
Total shareholders’ equity	588,321	333,065
Total Liabilities and Shareholders’ Equity	$1,056,684	$802,606

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2024 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
Revenues, net:
Hardware	$20,116	$26,390	$38,342	$53,167
Subscription service	44,872	30,372	83,251	58,337
Professional service	13,162	12,767	26,630	26,609
Total revenues, net	78,150	69,529	148,223	138,113
Cost of sales:
Hardware	15,539	21,326	29,709	43,707
Subscription service	21,041	17,233	39,635	31,158
Professional service	9,542	11,784	20,793	23,150
Total cost of sales	46,122	50,343	90,137	98,015
Gross margin	32,028	19,186	58,086	40,098
Operating expenses:
Sales and marketing	9,811	10,075	20,737	19,473
General and administrative	25,369	16,434	50,544	35,401
Research and development	16,237	14,888	32,005	29,203
Amortization of identifiable intangible assets	1,946	465	2,878	929
Adjustment to contingent consideration liability	(600)	(2,300)	(600)	(7,500)
Gain on insurance proceeds	—	(500)	—	(500)
Total operating expenses	52,763	39,062	105,564	77,006
Operating loss	(20,735)	(19,876)	(47,478)	(36,908)
Other (expense) income, net	(610)	155	(310)	146
Interest expense, net	(1,630)	(1,735)	(3,338)	(3,402)
Loss from continuing operations before (provision for) benefit from income taxes	(22,975)	(21,456)	(51,126)	(40,164)
(Provision for) benefit from income taxes	(612)	(383)	7,173	(698)
Net loss from continuing operations	(23,587)	(21,839)	(43,953)	(40,862)
Net income from discontinued operations	77,777	2,137	79,855	5,255
Net income (loss)	$54,190	$(19,702)	$35,902	$(35,607)

Net income (loss) per share (basic and diluted):
Continuing operations	$(0.69)	$(0.80)	$(1.33)	$(1.49)
Discontinued operations	2.29	0.08	2.42	0.19
Total	$1.60	$(0.72)	$1.09	$(1.30)

Weighted average shares outstanding (basic and diluted)	34,015	27,357	32,935	27,381
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. The income tax effect of the below adjustments, with the exception of (provision for) benefit from income taxes, were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Additionally, these measures may not be comparable to similarly titled measures disclosed by other companies.

Beginning with the second quarter of 2024, we have modified our definition of adjusted subscription service gross margin percentage and have renamed this non-GAAP measure to non-GAAP subscription service gross margin percentage. Non-GAAP subscription service gross margin percentage is adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, and severance costs included within subscription service cost of sales. Our prior definition of adjusted subscription service gross margin percentage only excluded amortization from acquired and internally developed software. This change was made to conform with the methodology that we use to calculate other non-GAAP measures, including adjusted EBITDA outlined below, and to align with how management views our core operating performance.

Non-GAAP Measure	Definition	Usefulness to management and investors
Non-GAAP subscription service gross margin percentage
Non-GAAP subscription service gross margin percentage represents subscription service gross margin percentage adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, and severance.
We believe that non-GAAP subscription service gross margin percentage and adjusted EBITDA provide useful perspectives with respect to the Company's core operating performance and ongoing cash earnings by adjusting for certain non-cash and non-recurring charges that may not be indicative of our financial performance.
Adjusted EBITDA
Adjusted EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization adjusted to exclude certain non-cash and non-recurring charges that may not be indicative of our financial performance.

Non-GAAP diluted net loss per share
Non-GAAP diluted net loss per share represents net loss per share excluding amortization of acquired intangible assets and certain non-cash and non-recurring charges that may not be indicative of our financial performance.

We believe that adjusting our non-GAAP diluted net loss per share to remove non-cash and non-recurring charges provides a useful perspective with respect to the Company's operating performance as well as comparisons to past and competitor operating results.

Non-GAAP Adjustment	Definition	Usefulness to management and investors
Stock-based compensation	Stock-based compensation consists of charges related to our employee equity incentive plans.	We exclude stock-based compensation because these non-cash charges are not viewed by management as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Contingent consideration	Adjustment reflects a non-cash reduction to the fair market value of the contingent consideration liability related to our acquisition of MENU Technologies AG.	We exclude changes to the fair market value of our contingent consideration liability because management does not view these non-cash, non-recurring charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Transaction costs	Adjustment reflects non-recurring professional fees incurred in transaction due diligence, including costs incurred in the acquisitions of Stuzo Blocker, Inc., Stuzo Holdings, LLC and their subsidiaries (the "Stuzo Acquisition") and TASK.	We exclude professional fees incurred in corporate development because management does not view these non-recurring charges, which are inconsistent in size and are significantly impacted by the timing and valuation of our transactions, as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Gain on insurance proceeds	Adjustment reflects the gain on insurance proceeds due to the settlement of a legacy claim.	We exclude these non-recurring adjustments because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Severance	Adjustment reflects the severance included in cost of sales, sales and marketing expense, general and administrative expense, and research and development expense.
Discontinued operations	Adjustment reflects income from discontinued operations related to the disposition of our Government segment.
Other expense (income), net	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense (income), net, in the accompanying statements of operations.
(Provision for) benefit from income taxes	Adjustment reflects a partial release of our deferred tax asset valuation allowance resulting from the Stuzo Acquisition.	We exclude these non-cash and non-recurring adjustments for purposes of calculating non-GAAP diluted net loss per share because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Non-cash interest	Adjustment reflects non-cash amortization of issuance costs related to the Company's long-term debt.
Acquired intangible assets amortization	Adjustment reflects amortization expense of acquired developed technology included within cost of sales and amortization expense of acquired intangible assets.

The tables below provide reconciliations between net income (loss) and adjusted EBITDA, diluted net income (loss) per share and non-GAAP diluted net loss per share, and subscription service gross margin percentage and non-GAAP subscription service gross margin percentage.

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2024	2023	2024	2023
Net income (loss)	$54,190	$(19,702)	$35,902	$(35,607)
Discontinued operations	(77,777)	(2,137)	(79,855)	(5,255)
Net loss from continuing operations	(23,587)	(21,839)	(43,953)	(40,862)
Provision for (benefit from) income taxes	612	383	(7,173)	698
Interest expense, net	1,630	1,735	3,338	3,402
Depreciation and amortization	8,834	6,817	16,127	13,584
Stock-based compensation	6,286	3,601	10,696	6,609
Contingent consideration	(600)	(2,300)	(600)	(7,500)
Transaction costs	1,573	—	4,978	—
Gain on insurance proceeds	—	(500)	—	(500)
Severance	294	—	1,728	253
Other expense (income), net	610	(155)	310	(146)
Adjusted EBITDA	$(4,348)	$(12,258)	$(14,549)	$(24,462)

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation between GAAP and Non-GAAP Diluted Net Income (Loss) per share	2024	2023	2024	2023
Diluted net income (loss) per share	$1.60	$(0.72)	$1.09	$(1.30)
Discontinued operations	(2.29)	(0.08)	(2.42)	(0.19)
Diluted net loss per share from continuing operations	(0.69)	(0.80)	(1.33)	(1.49)
Provision for (benefit from) income taxes	0.01	—	(0.23)	—
Non-cash interest	0.02	0.02	0.03	0.04
Acquired intangible assets amortization	0.20	0.16	0.36	0.32
Stock-based compensation	0.18	0.13	0.32	0.24
Contingent consideration	(0.02)	(0.08)	(0.02)	(0.27)
Transaction costs	0.05	—	0.15	—
Gain on insurance proceeds	—	(0.02)	—	(0.02)
Severance	0.01	—	0.05	0.01
Other expense (income), net	0.02	(0.01)	0.01	(0.01)
Non-GAAP diluted net loss per share	$(0.23)	$(0.60)	$(0.66)	$(1.18)

Diluted weighted average shares outstanding	34,015	27,357	32,935	27,381

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation between GAAP and Non-GAAP Subscription Service Gross Margin Percentage	2024	2023	2024	2023
Subscription Service Gross Margin Percentage	53.1%	43.3%	52.4%	46.6%
Depreciation and amortization	13.1%	17.4%	13.4%	18.8%
Stock-based compensation	0.2%	0.2%	0.2%	0.2%
Severance	—%	—%	0.1%	—%
Non-GAAP Subscription Service Gross Margin Percentage	66.4%	60.9%	66.1%	65.6%